UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 2, 2009
F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA

(State or Other Jurisdiction of Incorporation)

001-31940	25-1255406

(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148

(Address of Principal Executive Offices)	(Zip Code)
(724) 981-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-99.1

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     On June 2, 2009, F.N.B. Corporation (the “Corporation”) named Stephen J. Gurgovits as its President and Chief Executive Officer, effective immediately. Mr. Gurgovits has been serving as the Corporation’s interim Chief Executive Officer since February 11, 2009 and had been the Corporation’s Chief Executive Officer from January 1, 2004 through March 31, 2009. In addition, on June 2, 2009, the Corporation announced the promotion of Mr. Brian F. Lilly to Executive Vice President and Chief Operating Officer and Vincent J. Delie to Executive Vice President and Chief Revenue Officer. Mr. Lilly will continue to serve as the Corporation’s Chief Financial Officer, but in connection with his promotion he is responsible for the Corporation’s administration of all operations, technology, credit administration, finance and accounting, treasury, Regency Finance Company, investor relations, human resources and other key support departments. Mr. Delie, who also serves as President, Banking Group for First National Bank of Pennsylvania, is responsible for the Corporation’s sales and revenue activities including retail and commercial banking, insurance, wealth management, treasury management, private banking, merchant banking, commercial leasing and marketing.
     A copy of the press release issued by the Corporation in connection with Mr. Gurgovits’ permanent appointment as President and Chief Executive Officer and Messrs. Lilly’s and Delie’s respective promotions to Executive Vice President and Chief Operating Officer and Executive Vice President and Chief Revenue Officer is filed with this report as Exhibit 99.1.
     The Corporation incorporates by reference in this Form 8-K information regarding Mr. Gurgovits and Mr. Lilly disclosed in the Corporation’s proxy statement for its 2009 annual meeting of shareholders under the captions “Information Concerning Directors and Executive Officers — Directors and Executive Officers” and “Related Person Transactions.”
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Exhibits:
99.1	Press release dated June 2, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION (Registrant)
By:	/s/ Brian F. Lilly
	Name:	Brian F. Lilly
	Title:	Chief Financial Officer (Principal Financial Officer)

Dated: June 4, 2009